                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): JULY 13, 2007

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                          TAL INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                      333-126317              20-1796526
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

                             100 MANHATTANVILLE ROAD
                          PURCHASE, NEW YORK 10577-2135
          (Address of Principal Executive Offices, including Zip Code)

                            TELEPHONE: (914) 251-9000
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

      [_]   Written communications pursuant to Rule 425 under the Securities Act
            (17 CFR 230.425)

      [_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

      [_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
            Exchange Act (17 CFR 240.14d-2(b))

      [_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
            Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 13, 2007, TAL International Container Corporation, a wholly owned subsidiary of TAL International Group, Inc., Fortis Capital Corp., as agent and the lenders party thereto, entered into an Amendment No. 1 ("Amendment") to the
Credit Agreement dated July 31, 2006 (the "Finance Lease Facility") which supports TAL's finance lease business. The Amendment removed the minimum tangible net worth financial covenant, changed the definition of "Permitted
Dividend" and removed a restriction on the aggregate amount of dividends payable to permit the payment of any dividend as long as no Designated Event of Default has occurred. The effective date of the Amendment is January 1, 2007.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

      10.47   Amendment No.1 dated July 13, 2007 to Credit Agreement, dated as of July 31, 2006, by and among TAL International Container
              Corporation, Fortis Capital Corp. and the Lenders party thereto.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TAL International Group, Inc.

Dated: July 17, 2007                   By: /s/ Jeffrey M. Casucci
                                           -------------------------------------
                                            Name: Jeffrey M. Casucci
                                            Title: Vice President

                                INDEX TO EXHIBITS

EXHIBIT                                 DESCRIPTION
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      10.47   Amendment No.1 dated July 13, 2007 to Credit Agreement, dated as of July 31, 2006, by and among TAL International Container
              Corporation, Fortis Capital Corp. and the Lenders party thereto.